Hardin Street Marine LLC

Financial Statements as of December 31, 2015 and 2014
and for the years ended December 31, 2015, 2014 and 2013

HARDIN STREET MARINE LLC

Independent Auditor's Report

To the Board of Directors of Marathon Petroleum Corporation

We have audited the accompanying financial statements of Hardin Street Marine LLC, which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, of equity/net investment and of cash flows for each of the three years in the period ended December 31, 2015.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hardin Street Marine LLC at December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/PricewaterhouseCoopers LLP

April 5, 2016

Hardin Street Marine LLC
Statements of Income

(in thousands)	2015	2014	2013
Revenues and other income :
Sales and other operating revenues	$99	$695	$338
Sales to related parties	213,030	226,363	216,733
Net gain on disposal of assets	81	317	165
Other income	403	404	397
Other income - related parties	44,385	16,726	9,220
Total revenues and other income	257,998	244,505	226,853
Costs and expenses:
Cost of revenues (excludes items below)	57,924	83,406	65,043
Purchases from related parties	64,238	55,502	56,508
Depreciation	26,813	25,277	21,485
General and administrative expenses	14,458	16,014	15,664
Other taxes	2,727	2,504	2,507
Total costs and expenses	166,160	182,703	161,207
Total income from operations	91,838	61,802	65,646
Net interest and other financial income	108	—	—
Income before income taxes	91,946	61,802	65,646
Provision (benefit) for income taxes	(519)	591	620
Net income	$92,465	$61,211	$65,026

The accompanying notes are an integral part of these financial statements.

Hardin Street Marine LLC
Balance Sheets

	December 31,
(in thousands)	2015	2014
Assets
Current assets:
Cash and cash equivalents	$—	$—
Receivables, net	377	34
Receivables from related parties	22,032	—
Loans receivable from related parties	76,880	—
Materials and supplies inventories	2,728	2,538
Other current assets - prepaids	156	29
Total current assets	102,173	2,601
Property, plant and equipment, net	313,882	315,861
Goodwill	11,200	11,200
Other noncurrent assets	6	45
Total assets	$427,261	$329,707
Liabilities
Current liabilities:
Accounts payable	$2,027	$3,169
Accrued liabilities	2,937	2,548
Payables to related parties	7,052	—
Consumer excise taxes payable	353	336
Accrued taxes	972	848
Other current liabilities	—	500
Total current liabilities	13,341	7,401
Long-term deferred income taxes	969	1,816
Total liabilities	14,310	9,217
Commitments and contingencies (see Note 10)
Equity/Net Investment
Total equity/net investment	412,951	320,490
Total liabilities and equity/net investment	$427,261	$329,707

The accompanying notes are an integral part of these financial statements.

Hardin Street Marine LLC
Statements of Cash Flows

(in thousands)	2015	2014	2013
Increase (decrease) in cash and cash equivalents
Operating activities:
Net income	$92,465	$61,211	$65,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26,813	25,277	21,485
Deferred income tax	(847)	287	192
Net gain on disposal of assets	(81)	(317)	(165)
Changes in:
Current receivables	(343)	(6)	112
Other current assets	(127)	520	(524)
Materials and supplies inventories	(190)	(719)	(49)
Current accounts payable and accrued liabilities	(2,206)	(59)	(626)
Receivables from / liabilities to related parties	(14,980)	—	—
All other, net	30	754	25
Net cash provided by operating activities	100,534	86,948	85,476
Investing activities:
Additions to property, plant and equipment	(23,762)	(62,025)	(44,166)
Disposal of assets	112	411	214
Investments - loans receivable from a related party	(76,880)	—	—
Net cash used in investing activities	(100,530)	(61,614)	(43,952)
Financing activities:
Net distributions	(4)	(25,334)	(41,524)
Net cash used in financing activities	(4)	(25,334)	(41,524)
Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$—	$—	$—

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$675	$309	$429

The accompanying notes are an integral part of these financial statements.

Hardin Street Marine LLC
Statements of Equity/Net Investment

(in thousands)	Total Equity/ Net Investment
Balance at January 1, 2013	$261,111
Net income	65,026
Distributions to MPC	(41,524)
Balance at December 31, 2013	$284,613
Net income	61,211
Distributions to MPC	(25,334)
Balance at December 31, 2014	$320,490
Net income	92,465
Distributions to MPC	(4)
Balance at December 31, 2015	$412,951

The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements

1.	Description of the Business and Basis of Presentation

Description of the Business - Unless the context otherwise requires, the terms “HSM,” “the Company,” “we,” or “our” refer to Hardin Street Marine LLC. The Company is an indirect wholly owned subsidiary of Marathon Petroleum Corporation (“MPC”).

HSM owns and operates boats (i.e., towing vessels), barges and third party chartered equipment for the transportation of crude oil, feedstocks, refined products and other hydrocarbon-based products to and from refineries and terminals owned by MPC, which are primarily located in the Midwest and Gulf Coast regions of the United States.

HSM’s primary locations include Catlettsburg, Kentucky, Garyville, Louisiana, and Findlay, Ohio. HSM has a maintenance and repair facility (“MRF”) that is a full service marine shipyard located on the Ohio River, adjacent to MPC’s Catlettsburg, Kentucky Refinery. The MRF is responsible for the preventive, routine and unplanned maintenance of towing vessels, barges and local terminal facilities.

Basis of Presentation - The accompanying financial statements of HSM include the operations of the marine transportation services business and were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Article 3 of Regulation S-X, “General Instructions as to Financial Statements.” The financial statements include certain costs of MPC that were incurred on behalf of the Company, such as general and administrative expenses and direct operating expenses (exclusive of depreciation). Additionally, the financial statements present on a gross basis, in revenues and cost of revenues, specified operational costs that are directly reimbursed by MPC. On January 1, 2015, the reimbursement of such costs became contractually required per the fee-based transportation services agreement. See Note 4.

Effective January 1, 2015, HSM entered into commercial agreements with MPC for marine transportation and related services. The impact of the aforementioned agreements is not included in the periods prior to January 1, 2015.

In the opinion of management, the accompanying financial statements reflect all adjustments that are necessary to fairly present the financial position of the Company as of December 31, 2015 and 2014 and the results of the operations and cash flows of the Company for the years ended December 31, 2015, 2014 and 2013.

In addition, the Company has evaluated subsequent events that would require an adjustment to the Company’s financial statements or disclosure in the notes to the financial statements through April 5, 2016, the date of issuance of the financial statements.

2.	Summary of Principal Accounting Policies

Use of estimates - The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Management believes the assumptions and allocations underlying the financial statements are reasonable. However, the financial statements do not include all of the actual expenses that would have been incurred had the Company been a stand-alone entity and do not reflect the Company’s results of operations, financial position and cash flows had it been a stand-alone entity during the periods presented.

The financial statements include an allocation of general and administrative expenses that have been incurred by MPC on HSM’s behalf. The authoritative guidance to allocate such costs is set forth in Staff Accounting Bulletin (“SAB”) Topic 1-B “Allocations of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions or Lessor Business Components of Another Entity.”

Revenue recognition - HSM is a provider of marine transportation services for its customers and does not assume ownership of the products it transports. We transport cargo from a designated origin to a designated destination at a pre-established fixed rate. Costs incurred as part of moving the products and their subsequent reimbursements are recorded on a gross basis in revenues and other income and cost of revenues and purchases from related parties.

Other income is recognized upon completion of ancillary services provided to customers, including towing vessel and barge maintenance, cleaning, and warehouse/purchasing services, all provided at the MRF. Other income from related parties include brokerage commission fees received for the scheduling, negotiating and management of third party transportation services.

Consumer excise taxes - We are required by various governmental authorities, including federal and state, to remit taxes on the purchases of certain consumer products (i.e. fuel). Such taxes are presented on a gross basis in revenues and other taxes on the statements of income.

Cash and cash equivalents - HSM is a subsidiary of MPC and MPC centrally manages its cash, as such there are no cash account balances attributable to the Company.

Receivables - Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected are included in net cash provided by operating activities in the statements of cash flows. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in customer accounts receivable and is based on a historical write-off experience. HSM reviews the allowance quarterly and past due balances over 180 days are reviewed individually for collectability. Account balances for uncollectible customer receivables are generally charged directly to bad debt expense when it becomes probable the receivable will not be collected. At December 31, 2015 the allowance for doubtful accounts balance was zero. HSM does not have any off balance sheet credit exposure related to its customers.

Materials and supplies inventories - Inventories consist of materials and supplies, and cost is determined under the weighted average method.

Property, plant and equipment - Property, plant and equipment is stated at cost and depreciated on a straight-line basis for groups of property having similar economic characteristics over the estimated useful lives. The Company reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the expected undiscounted future cash flows from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset.

When items of property, plant and equipment are sold or otherwise disposed of, any gains or losses are reported in the statement of income. Gains on the disposal of property, plant and equipment are recognized when earned, generally at the time of closing. If a loss on disposal is expected, such losses are recognized when the assets are classified as held for sale.

Goodwill - Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in the acquisition of a business. Goodwill was allocated to HSM based on the relative fair market value of HSM’s net property, plant and equipment to the fair market value of MPC’s Refining and Marketing reporting unit’s net property, plant and equipment as of June 30, 2005, the date Marathon acquired the remaining shares of the marine business. Such goodwill is not amortized, but rather is tested for impairment annually and when events or changes in circumstances indicate that the fair value of goodwill has been reduced below carrying value. The fair value is determined and compared to the book value. If the fair value is less than the book value, including goodwill, then the recorded goodwill is impaired to its implied fair value with a charge to net income.

Major maintenance activities - The Company incurs maintenance and repair costs on its major equipment. These costs are charged to operating expenses as incurred and include the costs incurred for United States Coast Guard (“USCG”) inspections unless the life of the asset is extended or the operating capacity of the vessel is improved which results in the costs being capitalized.

Environmental costs - Environmental expenditures are capitalized if the costs mitigate or prevent future contamination or if the costs improve environmental safety or efficiency of the existing assets. HSM recognizes remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs can be reasonably estimated. The timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action.

Asset retirement obligations - The fair value of asset retirement obligations is recognized in the period the obligations are incurred if a reasonable estimate of fair value can be made.

Asset retirement obligations have not been recognized for barge decommissioning as the fair value cannot be reasonably estimated since the settlement dates of the obligations are indeterminable. HSM’s practice is to keep our assets in good operating condition through routine repair and maintenance of component parts in the ordinary course of business and by continuing to make improvements based on technological advances. As a result, management believes that these assets have no expected settlement date for purposes of estimating asset retirement obligations since the dates or ranges of dates upon which we would retire these assets cannot be reasonably estimated at this time. Such obligations will be recognized in the period sufficient information becomes available to estimate a range of potential settlement dates.

Income taxes -The Company’s taxable income has historically been included in the consolidated U.S. federal income tax returns of MPC and also in a number of state and local income tax returns, which are filed as consolidated and combined returns. The Company is not a taxable entity for U.S. federal income tax purposes or for the majority of states that impose an income tax. The Company’s income tax provision results from certain local jurisdictions which subject each legal entity doing business in the jurisdictions to an income tax.

Deferred tax liabilities are recognized based on temporary differences between the financial statement carrying amounts of assets and liabilities and their tax bases as reported in MPC’s filings with the respective taxing authorities. The realization of deferred tax assets is assessed periodically based on several interrelated factors. These factors include the Company’s expectation to generate sufficient future taxable income, tax credits, and operating loss carryforwards.

Net investment - The net investment represents a net balance reflecting MPC’s initial investment in the Company and subsequent adjustments resulting from the operations of the Company and various transactions between the Company and MPC. Transactions affecting the net investment balance include taxes incurred by MPC and allocated to the Company and prior to January 1, 2015, all related party payable and receivable activity. There are no terms of settlement or interest charges associated with the net investment balance.

Concentrations of risk - We are exposed to related party risk as substantially all of our revenues and other income, along with costs and expenses, are derived from transactions with MPC. Sales to related parties and other income-related parties for each of the years ended 2015, 2014 and 2013 were 99% of total revenues and other income. In the years ended 2015, 2014 and 2013, purchases from related parties were 39%, 30% and 35% of total costs and expenses, respectively.

3.	Accounting Standards

Recently Adopted

In November 2015, the FASB issued an accounting standards update to simplify the balance sheet classification of deferred taxes. The update requires that deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The update does not change the existing requirement that only permits offsetting within a jurisdiction. The change is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. The guidance may be applied either prospectively or retrospectively with early adoption permitted. Our adoption of this standard in 2015 did not have an impact on the results of operations, financial position or cash flows. We have elected to apply this standard prospectively, therefore, prior periods have not been retrospectively adjusted.

In April 2014, the FASB issued an accounting standards update that redefines the criteria for determining discontinued operations and introduces new disclosures related to these disposals. The updated definition of a discontinued operation is the disposal of a component (or components) of an entity or the classification of a component (or components) of an entity as held for sale that represents a strategic shift for an entity and has (or will have) a major impact on an entity’s operations and financial results. The standard requires disclosure of additional financial information for discontinued operations and individually material components not qualifying for discontinued operation presentation, as well as information regarding an entity’s continuing involvement with the discontinued operation. The accounting standards update was effective prospectively for annual periods beginning on or after December 15, 2014, and interim periods within those years. Adoption of this standard in 2015 did not impact the results of operations, financial position or cash flows.

Not Yet Adopted

In August 2014, the FASB issued an accounting standards update requiring management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Management will be required to assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Disclosures will be required if conditions give rise to substantial doubt and the type of disclosure will be determined based on whether management’s plans will be able to alleviate the substantial doubt. This accounting standards update will be effective for the first annual period ending after December 15, 2016, and for annual periods thereafter with early application permitted. We do not expect application of this standard to have an impact on our financial reporting.

In May 2014, the FASB issued an initial accounting standards update for revenue recognition, which has had subsequent updates. The new standard is aligned with the International Accounting Standards Board’s revenue recognition standard. The guidance in the update states that revenue is recognized when a customer obtains control of a good or service. Recognition of the revenue will involve a multiple step approach including identifying the contract, identifying the separate performance obligations, determining the transaction price, allocating the price to the performance obligations and then recognizing the revenue as the obligations are satisfied. Additional disclosures will be required to provide adequate information to understand the nature, amount, timing and uncertainty of reported revenues and revenues expected to be recognized. The accounting standards update will be effective on a retrospective or modified retrospective basis for annual reporting periods beginning after December 15, 2017 with early adoption permitted no earlier than January 1, 2017. The Company is in the process of determining the impact of the new standard on the financial statements.

In February 2016, the FASB issued an accounting standards update on lease accounting. This update requires lessees to record most leases on their balance sheets. The new standard also requires new disclosures to help financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. The accounting standards update will be effective on a retrospective or modified retrospective basis for annual reporting periods beginning after December 15, 2018 with early adoption permitted. The Company is in the process of determining the impact of the new standard on the financial statements.

4.	Related Party Transactions

Our only related party is MPC, who refines, markets and transports crude oil and petroleum products, primarily in the Midwest, Gulf Coast, East Coast and Southeast regions of the United States. Prior to January 1, 2015, transactions with MPC were at arms length. Effective January 1, 2015, these transactions are governed by the agreements outlined below. All services are on the same terms that would be available to an unrelated third party and are based on rates pursuant to agreements between the parties. Management expects that MPC will continue to utilize these services for the foreseeable future due to the contractual nature of the agreements as outlined below.

Commercial Agreements

On January 1, 2015, HSM entered into a long-term, fee-based transportation services agreement with MPC for a period of six years. Under the agreement, we provide marine transportation of crude oil, feedstocks and refined petroleum products, as well as related services. Under the agreement MPC pays HSM monthly for the following: the specified day rate for equipment and charges for services related to transportation, tankerman services, and cleaning and repair charges. Fleeting services are billed monthly in the amount of $258 thousand. On the anniversary of the contract, pursuant to the amended and restated fee-based transportation services agreement effective July 1, 2015, the day rates and charges for services related to transportation will be adjusted to reflect updated service requirements and market conditions.

HSM entered into a guaranteed supply agreement with MPC on January 1, 2015 for the supply of fuel for use by HSM's towing vessels and barges. HSM must purchase 90% of the guaranteed volume by terminal each month or the volume can be reduced by MPC per the contract.

On January 1, 2015, MPC conveyed various operating leases to HSM for third party barges and fleeting property within the states of Indiana, Kentucky, Louisiana, Ohio and West Virginia in which MPC was either the lessor or lessee. See Note 9.

Management Services Agreement

HSM entered into a management services agreement with MPC on January 1, 2015 through June 30, 2020, under which we provide management services to assist MPC in the oversight and management of the MPC marine business. Pursuant to the amended and restated management services agreement, effective July 1, 2015, we receive a fixed annual fee for providing the required management services. The initial annual fee totaled $12,925 thousand. In 2016 the fee is $13,400 and is adjusted annually on the anniversary of the contract for inflation and any changes in the scope of the management services provided.

Employee Services Agreement

On January 1, 2015, under an employee services agreement, HSM employees were transferred to Marathon Petroleum Logistics Services LLC ("MPLS"), a wholly owned subsidiary of MPC. Under the agreement HSM reimburses MPLS for employee benefit expenses along with certain operational and management services provided in support of our areas of operation.  The agreement is effective until December 31, 2019. Prior to the January 1, 2015 agreement, all employee related expenses were directly allocated to HSM.

Related Party Transactions

Sales to related parties were as follows:

(in thousands)	2015	2014	2013
MPC	$213,030	$226,363	$216,733

Related party sales to MPC consist primarily of transportation services provided by HSM. Related party sales also include reimbursed expenses associated with the transporting of MPC products by HSM.

Other income from related parties was as follows:

(in thousands)	2015	2014	2013
MPC	$44,385	$16,726	$9,220

Other income from related parties mainly consists of various transportation related services provided by HSM, including: commissions received for the scheduling, negotiating and management of third party transportation services, including tows, tankerman services for required supervision of barge loading/unloading, and fleeting property rental. Effective January 1, 2015, the fees received related to the management services agreement with MPC, noted above are also included in other income from related parties.

Purchases from related parties were as follows:

(in thousands)	2015	2014	2013
MPC	$64,238	$55,502	$56,508

Purchases from MPC consist of fuel, salaries, wages and other costs associated with employee services provided by MPC. Our allocable share of MPC’s employee expenses is included in the related party purchases total above and was $58,694 thousand, $49,201 thousand and $47,058 thousand for the years ended December 31, 2015, 2014 and 2013, respectively, with the remaining amount related to the purchase of fuel.

General and administrative expenses from related parties were as follows:

(in thousands)	2015	2014	2013
MPC	$14,448	$15,538	$15,230

HSM’s general and administrative expenses from MPC include expenses related to employee service costs. MPC provides certain services to HSM such as marketing, human resources, insurance, information technology and other administrative services. Charges for these services are allocated based on usage, headcount or capital employed, all consistently applied and believed to be reasonable by management.

Receivables from related parties were as follows:

(in thousands)	2015
MPC	$22,032
Payables to related parties were as follows:

(in thousands)	2015
MPC	$7,052

Related party receivables from and payables to MPC are based on contractual terms, which are comparable to those with unrelated parties. Prior to January 1, 2015, the effective date of the commercial, employee and management services agreements with MPC, all related party payable and receivable activity was included as a component of the net investment balance.

Loans receivable from related parties were as follows:

(in thousands)	2015
MPC	$76,880

On January 1, 2015, an agreement between a wholly owned subsidiary of MPC and HSM was executed under which MPC provides cash management services to HSM. Daily, we send our excess cash to MPC as an advance or request cash from MPC as a draw. Our net cash balance with MPC on the last day of each quarter is classified as loans receivable from related party or as loans payable to related party. The loan balance remains constant until the last day of the next quarter. Loans receivable earns interest at the three-month London Interbank Offered Rate ("LIBOR") plus 10 basis points. Loans payable bears interest at the three-month LIBOR plus 50 basis points. At the end of each quarter, the net balance of the daily advances and draws and the accrued interest is rolled into the loan balance for the subsequent quarter.

5. Income Taxes

We are not a taxable entity for United States federal income tax purposes or for the majority of states that impose an income tax. Taxes on our net income generally are borne by MPC through the allocation of our taxable income. Our income tax provision (benefit) results from business activity in certain local jurisdictions.

Our income tax benefit was $519 thousand for 2015, and expenses of $591 thousand for 2014 and $620 thousand for 2013. Our effective tax rate was a (0.6) percent for 2015 and 1.0 percent for 2014 and 2013.

There were no unrecognized tax benefits for 2015, 2014 or 2013.

Any interest and penalties related to uncertain tax positions are recorded as a part of the provision for income taxes. There were no interest or penalties related to income taxes for 2015, 2014 and 2013.

In taxable jurisdictions, we recorded deferred income taxes on all temporary differences between the book basis and the tax basis of assets and liabilities. At December 31, 2015 and 2014 we had net deferred tax liabilities of $969 thousand and $1,816 thousand, respectively, which were primarily attributable to fixed assets.

6.	Property, Plant and Equipment

Major classes of property, plant and equipment consist of the following:

	Estimated	December 31,
(in thousands)	Useful Lives	2015	2014
Land		$20,627	$20,627
Towing vessels	20 years	90,705	89,449
Barges	20 years	384,336	366,305
MRF	10 - 20 years	23,897	21,308
Other	10 - 25 years	2,561	3,659
Assets under construction		6,914	3,019
Total		529,040	504,367
Less accumulated depreciation		215,158	188,506
Property, plant and equipment, net		$313,882	$315,861

7. Goodwill

Goodwill is tested for impairment on an annual basis and when events or changes in circumstances indicate the fair value of our reporting unit has been reduced below carrying value. We have performed our annual impairment tests as of November 30, 2015 and 2014, and no impairment in the carrying value of goodwill of $11,200 thousand for the years ended 2015 and 2014, has been identified during the periods presented.

8.	Fair Value Measurements

Fair values - recurring

There were no assets accounted for at fair value on a recurring basis at December 31, 2015 and 2014.

Fair values - reported

Our primary financial instruments are trade and loan receivables and payables. We believe the carrying values of our current assets and liabilities approximate fair value. Our fair value assessment incorporates a variety of considerations, including (1) the short-term duration of the instruments, (2) MPC’s investment-grade credit rating and (3) our historical incurrence of and expected future insignificance of bad debt expense, which includes an evaluation of counterparty credit risk.

9.	Leases

HSM leases transportation equipment and fleeting property under operating leases. Most long-term leases include renewal options and, in certain leases, purchase options. Future minimum commitments as of December 31, 2015, for operating lease obligations having initial or remaining non-cancelable lease terms in excess of one year are as follows:

(in thousands)
2016	$4,495
2017	2,420
2018	746
2019	476
2020	397
Thereafter	5,897
Total minimum lease payments	$14,431

Operating lease rental expense was:

(in thousands)	2015	2014	2013
Rent Expense	$6,765	$6,544	$6,678

Based on the terms of our fee-based transportation services agreement with MPC, HSM is considered to be a lessor of its marine equipment in accordance with GAAP. Per the agreement, the following is a schedule of minimum future payments HSM is to receive on non-cancelable operating leases by years:

(in thousands)
2016	$90,580
2017	92,139
2018	93,982
2019	95,861
2020	98,046
Total minimum future payments	$470,608

The following schedule summarizes the Company's investment in assets held for operating lease by major classes as of December 31, 2015:

(in thousands)
Towing vessels	$91,169
Barges	360,487
Total	451,656
Less accumulated depreciation	(165,493)
Property, plant and equipment, net	$286,163

10. Commitments and Contingencies

We are the subject of, or a party to, a number of pending or threatened legal actions, contingencies and commitments involving a variety of matters, including laws and regulations relating to the environment. For matters for which we have not recorded an accrued liability, we are unable to estimate a range of possible losses for the reasons discussed in more detail below. However, the ultimate resolution of some of these contingencies could, individually or in the aggregate, be material.

Environmental matters - We are subject to federal, state and local laws and regulations relating to the environment. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites. Penalties may be imposed for noncompliance.

At December 31, 2015 and 2014, there were no accrued liabilities for remediation.

Legal proceedings - We are involved in a number of lawsuits and other proceedings arising in the ordinary course of business. While the ultimate outcome and impact cannot be predicted with certainty, we believe the resolution of these lawsuits and proceedings will not have a material adverse effect on HSM’s financial position, results of operations or liquidity.

Certain significant risks and uncertainties - Weather can be a major factor in the day-to-day operations of HSM. Adverse weather conditions, such as high or low water, tropical storms, hurricanes, fog and ice, can impair the operating effectiveness of HSM’s fleet. Shipments of products can be delayed or postponed by weather conditions, which are totally beyond the control of the Company. Adverse water conditions are also factors which impair the efficiency of the fleet and can result in delays, diversions and limitations on night passages, and dictate horsepower requirements and size of tows. Additionally, much of the inland waterway system is controlled by a series of locks and dams designed to provide flood control, maintain pool levels of water in certain areas of the country and facilitate navigation on the inland river system. Maintenance and operation of the navigable inland waterway infrastructure is a government function handled by the Army Corps of Engineers and associated infrastructure costs are shared by the industry. Significant changes in governmental policies or appropriations with respect to the maintenance and operation of the infrastructure could adversely affect the Company.

The Company is subject to regulation by the USCG, federal laws, state laws and numerous environmental regulations. Management believes that additional safety, environmental and occupational health regulations may be imposed on the marine industry. There can be no assurance that any such new regulations or requirements, or any discharge of pollutants by HSM, will not have an adverse effect on the Company.

Contractual commitments - At December 31, 2015 and 2014, our contractual commitments to acquire property, plant and equipment totaled $2,983 thousand and $4,780 thousand, respectively. Our contractual commitments at December 31, 2015 and 2014 were primarily related to the acquisition and building of towing vessels and barges and tank maintenance at the MRF.